Exhibit 5.1


                                   January 21, 1997



          Securities and Exchange Commission
          450 Fifth Street
          Judiciary Plaza
          Washington, D.C.  20549

               RE:  REGISTRATION STATEMENT ON FORM S-8
                    __________________________________

          Ladies and Gentlemen:

               We are counsel to Education Management Corporation, a Pennsylvania corporation (the "Registrant"), and in such capacity we have acted as counsel to the Registrant in connection with the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,169,284 shares (the "Shares") of the Registrant's Common Stock, par value $.01 per share, in connection with the Education Management Corporation Management Incentive 1990 Stock Option Agreements, the Education Management Corporation Management Incentive 1993 Stock Option Plan, and the Nonqualified Stock Option Agreement, dated as of May 2, 1996, by and between William M. Webster, IV, and the Registrant (collectively, the "Plans").

               We are familiar with the Registration Statement and the Plans, and we have examined the Registrant's Amended and Restated Articles of Incorporation and the Registrant's Restated By-Laws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

               Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as Exhibit
          5.1 to the Registration Statement.

                                        Yours truly,

                                        /s/ Kirkpatrick & Lockhart LLP